UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

CORBUS PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry Into a Material Definitive Agreement.

On June 10, 2016, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional and accredited investors providing for the issuance and sale by the Company of 5,960,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), in a registered direct offering (the “Offering”).  The Shares were offered at a price of $2.50 per Share.  The closing of the Offering is expected to occur on or about June 15, 2016, subject to the satisfaction of customary closing conditions.

The Company estimates that the gross proceeds from the Offering will be $14.9 million and the net proceeds will be approximately $14.8 million, after deducting offering expenses.  The Company intends to use the net proceeds from the Offering towards the continued advancement of the Company’s clinical development programs of its investigational drug, Resunab for the treatment of cystic fibrosis, diffuse cutaneous systemic sclerosis, skin predominant dermatomyositis and systemic lupus erythematosus.

The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-207936), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 19, 2015.  The Shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A prospectus supplement relating to the Offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

Attached as Exhibit 5.1 to this Current Report is the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Shares.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the investors including representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Purchase Agreement or as stated therein and is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.  The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

This Current Report does not constitute an offer to sell the Shares or a solicitation of an offer to buy these Shares, nor shall there be any sale of these Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount and use of net proceeds expected from the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP

10.1	Securities Purchase Agreement dated June 10, 2016, between Corbus Pharmaceuticals Holdings, Inc. and certain investors

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: June 10, 2016	By:	/s/ Yuval Cohen
Name: Yuval Cohen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler LLP

10.1	Securities Purchase Agreement, dated June 10, 2016. between Corbus Pharmaceuticals Holdings, Inc. and certain investors

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

99.1	Press Release, dated June 10, 2016